Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Esquire Financial Holdings, Inc. of our report dated March 11, 2026, relating to the consolidated financial statements of Signature Bancorporation, Inc. and Subsidiary, appearing in this Registration Statement on Form S-4.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Chicago, Illinois

April 15, 2026